                Greenlight Reinsurance Ireland, DAC.
                First Floor
                50 City Quay
                Dublin 2
            Ireland
            D02 F588

PRIVATE AND CONFIDENTIAL

Patrick O’ Brien
pobrien@greenlightre.com

By EMAIL 25 June 2024

Matter:	Transfer of your employment from Greenlight Reinsurance Ireland DAC to Greenlight Re Ireland Services Limited
Dear Patrick,
This letter is to inform you that your employer, Greenlight Reinsurance Ireland DAC (“GRIL”), will enter into a personnel supply agreement with Greenlight Re Ireland Services Limited (“Irish ServCo”) pursuant to which staff will be supplied by Irish ServCo to GRIL (the “Arrangements”). To give effect to the Arrangements, your employment will transfer from GRIL to Irish ServCo.
The transfer of your employment will occur automatically under the European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003 (the “TUPE Regulations”).
As no employee representative or representatives are in place, we are required under the TUPE Regulations to provide you, as an employee, with the following information:

1.The effective date of transfer is 1st July 2024.
2.The reason for the transfer is that as part of the Arrangements, a decision has been made to transfer staff of GRIL to Irish ServCo.
3.You will continue to be employed on all of the same terms and conditions as you were prior to transfer, but your employer from 1st July 2024 will be Irish ServCo. Your continuity of service will not be affected by the transfer. There are no measures envisaged with regard to your employment. In other words, nothing will change for you in relation to your employment, save for the identity of your employer.
4.GRIL engages no agency workers.
This letter is intended to fulfil our obligations under the TUPE Regulations.

Company Registration Number 475022

Directors:
Michael Brady, Brid Quigley, Alan Holmes, Bryan Murphy, Dan Roitman (USA), Faramarz Romer (CAD), Patrick O’Brien.

If you would like clarification on any of the above, please do not hesitate to contact me.

Yours sincerely,
/s/ Edward Brady
EDWARD BRADY – SECRETARY & CRO
For and on behalf of
Greenlight Reinsurance Ireland DAC

Company Registration Number 475022

Directors:
Michael Brady, Brid Quigley, Alan Holmes, Bryan Murphy, Dan Roitman (USA), Faramarz Romer (CAD), Patrick O’Brien.